EXHIBIT 5

                [Letterhead of Arent Fox Kintner Plotkin & Kahn]


                                                       February 24, 1997

The Cosmetic Center, Inc.
8839 Greenwood Place
Savage, Maryland 20763

Gentlemen:

         We have acted as counsel for The Cosmetic Center, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company under the Securities Act of 1933, as amended, of a registration statement on Form S-4 dated December 20, 1996, as amended by Amendment No. 1 and Amendment No. 2 (the "Registration Statement") with respect to 4,299,884 shares of the Company's Class C common stock, par value $.01 per share (the "Shares"). All capitalized terms used herein which are not defined herein have the meanings given in the Registration Statement.

         We have examined and relied upon the originals or copies of such records, agreements, documents and other instruments and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinion set forth. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have assumed, without independent verification, the accuracy of the relevant facts stated therein.

         On the basis of the foregoing, we are of the opinion that, when (i) the approval by the holders of the Company's Class B common stock of the Merger Agreement and the Class C Amendment is duly obtained by the Company at the Meeting, (ii) the Certificate of Merger with respect to Merger and the Class C Amendment is duly signed and filed by the Company with the Delaware Secretary of State and (iii) the Shares are issued and delivered as contemplated in the proxy statement/prospectus included in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm in the proxy statement/prospectus under the heading "Legal Matters." In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                             Very truly yours,

                                             Arent Fox Kintner Plotkin & Kahn